UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2009

CONVERSION SERVICES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30420	20-0101495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Eagle Rock Avenue, East Hanover, New Jersey	07936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 560-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2009, Lori Cohen, President of the Registrant entered into an employment agreement dated as of April 1, 2009 to serve as the President and Chief Executive Officer of the Registrant for a term ending July 31, 2010, unless further extended or earlier terminated.  Pursuant to the employment agreement, Ms. Cohen will receive the following compensation: (a) an annual salary of $280,000; (b) bonus as determined by the Board of Directors; (c) 2% of the gross sales of any project that is managed by Ms. Cohen; (d) 7.5% of net income (subject to certain adjustments) of the Registrant for the period commencing April 1, 2009 and ending December 31, 2009, provided Registrant’s net income exceeds $133,000 during the period; the incentive payment for the annual period commencing January 1, 2010 will be based on the Registrant’s net income exceeding $200,000; (e) and such other benefits (including a car allowance) as described in the employment agreement filed herewith as an exhibit.

On June 30, 2009, Scott Newman entered into an employment agreement with the Registrant dated as of May 1, 2009 to serve as the Chief Strategy Officer for a term ending April 31, 2010 unless extended or earlier terminated.  Pursuant to the employment agreement, Mr. Newman will receive the following compensation: (a) an annual salary of $275,000; (b) 20% of his hourly billable rate billed to clients; (c) 2% of the gross billing for clients for whom Mr. Newman serves as the Engagement Manager, excluding Mr. Newman’s billable time for that client; (d) 0.5% of the Registrant’s monthly gross profits on the first $400,000 and 5% of the gross profit for the Registrant in excess of $400,000 for any given month; (e) 2.5% of net income (subject to certain adjustments) of the Registrant during the period commencing on April 1, 2009 and ending December 31, 2009, provided Registrant net income exceeds $133,000; the incentive payment for the annual period commencing January 1, 2010 will be based on the Registrant’s net income exceeding $200,000; and (f) such other benefits (including a car allowance) as described in the employment agreement filed herewith as an exhibit.

On June 30, 2009, Glenn Peipert entered into an employment agreement dated as of May 1 2009, pursuant to which he will continue to serve as the Executive Vice President and Chief Operating Officer of the Registrant for a term ending April 31, 2010 unless extended or earlier terminated.  Pursuant to the employment agreement, Mr. Peipert will receive the following compensation: (a) an annual salary of $275,000; (b) 10% of his hourly billable rate billed to clients; (c) 1.5% of gross revenue of any business leads brought in by Peipert which result in recognized revenue; (d) 2.5% of net income (subject to certain adjustments) of the Registrant during the period commencing on May 1, 2009 and ending December 31, 2009, provided Registrant net income exceeds $133,000; the incentive payment for the annual period commencing January 1, 2010 will be based on the Registrant’s net income exceeding $200,000; and (e) such other benefits (including a car allowance) as described in the employment agreement filed herewith as an exhibit.

Item 9.01.  Financial Statements and Exhibits.

10.1 Employment Agreement by and between Lori Cohen and the Registrant
10.2 Employment Agreement by and between Glenn Peipert and the Registrant
10.3 Employment Agreement by and between Scott Newman and the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 7, 2009	CONVERSION SERVICES INTERNATIONAL, INC.

	By:	/s/ William B. Hendry
Name: William B. Hendry
Title: Chief Financial Officer